UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2006

Date of Report (Date of earliest event reported)

                LIONS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30285 (Commission File Number)	N/A (IRS Employer Identification No.)
600 17th Street, Suite 2800 South, Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)

Registrant’s telephone number, including area code   (720) 359-1604

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 9, 2006 Dale M. Paulson resigned as President and Chief Executive Officer of Lions Petroleum Inc.  Mr. Paulson will continue to serve as our director.  We expect to fill the offices vacated by Mr. Paulson within the next 30 days.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIONS PETROLEUM, INC.

        /s/Gordon L. Wiltse

Date: November 10, 2006

By: ______________________________________

        Gordon L. Wiltse, Secretary and Director